NEWS BULLETIN
FROM:

(DT SYSTEMS FOR SUCCESS LOGO)                              907 West Fifth Street
                                                               Dayton, OH  45407

--------------------------------------------------------------------------------

FOR FURTHER INFORMATION:
AT THE COMPANY:                          AT FRB/WEBER SHANDWICK
JOHN M. CASPER                           LISA FORTUNA
CHIEF FINANCIAL OFFICER                  LFORTUNA@WEBERSHANDWICK.COM
(937) 586-5600                           (312) 266-7800

FOR IMMEDIATE RELEASE
FRIDAY, SEPTEMBER 5, 2003

                      DT INDUSTRIES REPORTS FOURTH QUARTER
                             AND FISCAL 2003 RESULTS

                 COMPANY TAKES NON-CASH ASSET IMPAIRMENT CHARGE

DAYTON, OH, SEPTEMBER 5, 2003 - DT INDUSTRIES, INC. (NASDAQ: DTII), an engineering-driven designer, manufacturer and integrator of automation systems and related equipment used to manufacture, assemble, test or package industrial and consumer products, today reported a fourth quarter 2003 loss to common stockholders of $54.8 million, or $2.32 per diluted share, compared with income available to common stockholders of $12.6 million, or $0.89 per diluted share, for the same period a year earlier.

The Company reported a loss to common stockholders in fiscal 2003 of $65.6 million, or $2.77 per diluted share, compared with a loss to common stockholders of $0.6 million, or $0.05 per share, in fiscal 2002. The net income (loss) available to common stockholders for both the fourth quarter and fiscal 2002 included a $16.6 million, or $1.16 per diluted share for the quarter and $1.54 per diluted share for the fiscal year, gain on conversion of trust preferred securities in conjunction with the Company's previously reported financial recapitalization.

The Company adjusted its fiscal year and fourth quarter 2002 statements of operations and balance sheet to reflect a curtailment in the Assembly & Test - United Kingdom defined benefit pension plan, which was disclosed in note 7 to our fiscal 2002 financial statements. The curtailment was caused by 18 employees, or less than 10% of the plan participants, leaving the plan during fiscal 2002 as part of the restructuring of the Assembly & Test - United Kingdom operations. The pre-tax adjustment of $2.2 million is reflected in the restructuring charge line item on the Consolidated Statement of Operations. The Company also adjusted the June 30, 2002 balance sheet to reflect the minimum pension liability and certain other items.

The continuing softness in expenditures for capital equipment during 2003 had a negative impact on the Company's operating performance and resulted in the Company assessing the realizability of certain of its long-lived assets. As a result, the Company recorded a non-cash

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asset impairment of $39.9 million during the fourth quarter of 2003 with $30.9 million recorded at its Precision Assembly segment and $9.0 million recorded at its Packaging Systems segment. In addition, because of the operating losses incurred during the past three years, the Company recorded a non-cash charge to income taxes of $9.9 million during the fourth quarter of fiscal 2003 to recognize a valuation allowance against its net operating loss carryforwards and other deferred tax assets. These amounts are included in fourth quarter and fiscal 2003 net loss.

Fourth quarter fiscal 2003 net sales were $53.8 million compared with $77.2 million in the same period last year. The Company realized a gross margin of 16.9% on sales in the fourth quarter compared to 21.3% in the prior year period. For fiscal 2003, DTI posted net sales of $241.1 million compared with net sales of $326.3 million in the prior year, a decrease of approximately 26%. Fiscal 2003 gross margin was 17.3% compared to 20.0% in fiscal 2002.

The Company's continued focus on cost containment was successful in reducing its selling, general and administrative expenses to $11.7 million in the fourth quarter compared to an average rate of $13.6 million during the first three quarters of 2003.

Interest costs of $6.3 million incurred in 2003 were substantially lower than the $12.2 million incurred during 2002. This was due in part to the Company's 2002 debt restructuring and to $20.0 million of debt repayment in 2003. Dividends on the Company-obligated trust preferred securities also declined in 2003 to $1.6 million from $4.8 million in 2002, due to a 2002 restructuring of that financing instrument.

Fourth quarter 2003 new order inflow was $47.7 million, down from $75.7 million in the corresponding prior year quarter. Backlog at June 29, 2003 was $88.9 million, compared with $142.8 million a year earlier. Net order inflow and net sales during the fourth quarter were negatively impacted by the previously announced order cancellation by Green Earth Packaging, Inc. Net order inflow and net sales were reduced by $15.6 million and $3.3 million, respectively, in the fourth quarter as a result of this cancellation.

SEGMENT HIGHLIGHTS

The Material Processing Segment experienced a decrease in sales of $3.8 million, or 17.0%, to $18.4 million for the fourth quarter of fiscal 2003 while operating income on those sales was $1.5 million compared to $3.0 million in the same period last year. Backlog at the end of fiscal 2003 was $25.1 million compared to $54.8 million at the end of fiscal 2002. Sales (by the $3.3 million noted above) and ending backlog for the fourth quarter of 2003 were negatively impacted by the aforementioned Green Earth Packaging order cancellation.

The Assembly and Test Segment, which primarily serves the auto, truck and heavy equipment industries, saw its sales for the fourth quarter of fiscal 2003 remain consistent with the same period a year earlier, at approximately $21.6 million. The segment posted an operating loss in the fourth quarter of fiscal 2003 of $502,000 compared to an operating loss of $2.7 million in the year earlier period. Backlog at the end of fiscal 2003 was $46.6 million compared to $48.3 million at the end of fiscal 2002.

Precision Assembly Segment sales were $5.3 million for the fourth quarter of fiscal 2003 compared to $21.8 million in the same period last year, a decrease of $16.5 million or 76.0%. The segment incurred an operating loss of $33.3 million in the current quarter compared to operating income of $2.5 million in last year's quarter. Backlog at the end of fiscal 2003 stood at $9.2 million compared to $24.7 million at the end of fiscal 2002. The fourth quarter

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DT INDUSTRIES INC.
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and fiscal 2003 operating results include a $30.9 million non-cash asset impairment recorded at this segment.

Packaging Segment sales for the fourth quarter of fiscal 2003 were $8.6 million compared to last year's fourth quarter level of $11.6 million, a decrease of $3.0 million or 26.0%. The segment incurred an operating loss of $8.0 million in the current quarter compared to an operating loss of $20,000 in the year earlier period. Backlog in this segment stands at $8.0 million at the end of fiscal 2003 compared to $15.0 million at the end of fiscal 2002. The fourth quarter and fiscal 2003 operating results include a $9.0 million non-cash asset impairment recorded at this segment.

OUTLOOK

Steve Perkins, President and Chief Executive Officer, stated, "While we noted in our third quarter report that we had hoped to see an increase in bookings, we continued to experience the impact of softness in capital goods expenditures in the fourth quarter. Despite the lower level of orders, we continue to be competitive in our bidding process, as our success rate on proposals to customers where actual orders are placed has been increasing throughout the year. We believe this bodes well for us when spending for capital goods returns to higher levels."

Jack Casper, Senior Vice President and Chief Financial Officer, said, "Our previously announced cost reduction measures had a positive impact on fourth quarter 2003 results. We will continue to focus on cost and operating efficiencies to enhance our performance during 2004."

Perkins continued, "We expect our previously announced consolidation of certain of our Chicago-based Precision Assembly segment operations with our Material Processing segment will further enhance our cost competitive position, once the transition is completed within the next 3-5 months. This consolidation will allow us to benefit from the lower cost manufacturing and assembly operations in our Lebanon, Missouri facility while maintaining the engineering expertise we have developed in the Chicago area. Existing customer projects are being successfully completed in Chicago and projects from new orders are being initiated in Lebanon. The transition is in process and progressing well. Initial response to this consolidation from our customers has been very positive as evidenced by the fact that we have booked over $6 million of orders since the end of fiscal 2003 from traditional Precision Assembly segment customers."

Perkins concluded, "While order bookings remain soft at levels below our breakeven pre-tax income level, we are optimistic the recovery in business spending will be realized as we approach the end of the calendar year. Recently, we have seen increases in the quoting activity in our automotive-related business sector and we are encouraged by the level of sales activity in the Precision Assembly market.

"We continue to fight through a very difficult marketplace with our focus on operational and cost efficiencies. Once our order intake rate improves as business spending recovers from the prolonged downturn, we expect to see improved gross margins and contribution to our bottom line across all business segments."

ANNUAL MEETING OF STOCKHOLDERS

The Company also announced that its Annual Meeting of Stockholders will be held on Wednesday, October 29, 2003 in Dayton, Ohio.


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DT INDUSTRIES INC.
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CONFERENCE CALL

DT Industries has scheduled its quarterly conference call for Friday, September 5, 2003, at 11 a.m. EDT, which will be webcast on the Internet by Vcall. To attend this virtual conference, log in at http://www.vcall.com. Please access the site at least 15 minutes prior to the scheduled start time in order to download the required audio software. To participate in the live audio call, dial (800) 437-4632 or (706) 634-1012 at least 5 minutes before start time.

A replay of the webcast will be accessible on the Vcall website for one week. For those unable to listen to the call via the Internet, a replay of the call will be available until 12:00 midnight EDT on September 12, 2003, by dialing
(800) 642-1687 or (706) 645-9291. The confirmation number for the replay is 2321376.

Certain information contained in this press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements comprising all statements herein that are not historical reflect the Company's current expectations and projections about our future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to us and our interpretation of what we believe to be significant factors affecting our businesses, including many assumptions regarding future events. References to the words "believe", "will", "expect", "optimistic" and similar expressions used herein indicate such forward-looking statements. Our actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including the amount and availability of, and restrictions and covenants relating to, our indebtedness under our senior credit facility, our ability to achieve anticipated savings from our corporate restructuring and cost reduction initiatives, our ability to upgrade and modify our financial, information and management systems and controls to manage our operations on an integrated basis and report our results, continued economic downturns in industries or markets served, delays or cancellations of customer orders, delays in shipping dates of products, significant cost overruns on projects, customer demand for new products and applications, the loss of a key customer, excess product warranty expenses, significant restructuring, impairment or other special non-recurring charges, foreign currency exchange rate fluctuations, changes in interest rates, and other factors under "Risk Factors" described in our Prospectus dated January 14, 2003, as filed with the SEC. In addition, the fiscal 2003 audit is not yet completed. Additional adjustments to the fiscal 2003 financial statements could result from the completion of the audit process.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

                          -FINANCIAL TABLES TO FOLLOW-

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DT INDUSTRIES INC.
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CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Per Share and Share Data)
--------------------------------------------------------------------------------

                                                                                                                     AS PREVIOUSLY
                                                                                                   ADJUSTED            REPORTED
                                                                             JUNE 29, 2003       JUNE 30, 2002       JUNE 30, 2002
                                                                             -------------       -------------       -------------
                                                                                                 In Thousands

ASSETS
   Current assets:
      Cash and cash equivalents ......................................       $      4,912        $     18,847        $     18,847
      Accounts receivable, net .......................................             28,999              54,936              54,936
      Costs and estimated earnings in excess of amounts
        billed on uncompleted contracts ..............................             29,242              31,449              29,288
      Inventories, net ...............................................             28,905              26,777              26,777
      Prepaid expenses and other .....................................              5,886               7,546               8,809
                                                                             ------------        ------------        ------------

   Total current assets ..............................................             97,944             139,555             138,657
   Property, plant and equipment, net ................................             31,041              37,329              37,329
   Goodwill, net .....................................................             86,316             122,364             125,538
   Other assets, net .................................................              5,944               6,886               6,886
                                                                             ------------        ------------        ------------
                                                                             $    221,245        $    306,134        $    308,410
                                                                             ============        ============        ============
LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:
      Current portion of other long-term debt ........................       $        124        $      5,140        $      5,140
      Senior secured term and revolving credit facility ..............              6,000               6,000               6,000
      Accounts payable ...............................................             16,200              21,049              21,049
      Customer advances ..............................................             15,739              13,124              13,124
      Billings in excess of costs and estimated earnings
        on uncompleted contracts .....................................              5,003              12,020              12,020
      Accrued liabilities ............................................             17,852              29,595              29,595
                                                                             ------------        ------------        ------------
         Total current liabilities ...................................             60,918              86,928              86,928

   Long-term debt ....................................................             33,493              45,381              45,381
   Other long-term liabilities .......................................             34,091               7,707               3,285
                                                                             ------------        ------------        ------------
                                                                                   67,584              53,088              48,666
   Commitments and contingencies

   Company-obligated, mandatorily redeemable convertible
      preferred securities of subsidiary DT Capital Trust
      holding solely convertible junior subordinated
      debentures of the Company ......................................             37,005              35,401              35,401
   Stockholders' equity:
   Preferred stock, $0.01 par value; 1,500,000
      shares authorized;  no shares issued and outstanding ...........                 --                  --                  --
   Common stock, $0.01 par value; 100,000,000 shares
      authorized; 23,668,932 and 23,647,932 shares issued
      and outstanding at June 29, 2003 and June 30, 2002, respectively                246                 246                 246
   Additional paid-in capital ........................................            188,060             188,546             188,546
   Accumulated deficit ...............................................            (91,394)            (25,797)            (25,922)
   Accumulated other comprehensive loss ..............................            (18,479)             (8,741)             (1,918)
   Unearned portion of restricted stock ..............................               (178)               (470)               (470)
   Less -  Treasury stock (968,488 and 988,488 shares
      at June 29, 2003 and June 30, 2002, respectively), at cost .....            (22,517)            (23,067)            (23,067)
                                                                             ------------        ------------        ------------

         Total stockholders' equity ..................................             55,738             130,717             137,415
                                                                             ------------        ------------        ------------
                                                                             $    221,245        $    306,134        $    308,410
                                                                             ============        ============        ============


NOTE: THE ADJUSTMENTS TO THE PREVIOUSLY REPORTED CONSOLIDATED BALANCE SHEET AT JUNE 30, 2002 PRIMARILY REFLECT THE INCREASE IN ACCUMULATED OTHER COMPREHENSIVE LOSS AND OTHER LONG-TERM LIABILITIES FOR THE MINIMUM PENSION LIABILITY.



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DT INDUSTRIES INC.
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CONSOLIDATED STATEMENT OF OPERATIONS
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------



                                                        THREE MONTHS ENDED                      TWELVE MONTHS ENDED
                                                  ---------------------------------       --------------------------------

                                                                        ADJUSTED                                ADJUSTED
                                                  JUNE 29, 2003       JUNE 30, 2002       JUNE 29, 2003       JUNE 30, 2002
                                                  -------------       -------------       -------------       -------------
Net sales                                         $     53,800        $     77,217        $    241,066        $    326,276
Cost of sales                                           44,694              60,732             199,471             261,011
                                                  ------------        ------------        ------------        ------------
     Gross profit                                        9,106              16,485              41,595              65,265

Selling, general and administrative
   expenses                                             11,656              13,325              52,311              55,603
Goodwill/asset impairment                               39,880                  --              39,880                  --
Restructuring charge                                       500               2,524               2,200              12,553
Net loss on the sale of assets                              --               1,128                  --               1,128
                                                  ------------        ------------        ------------        ------------
     Operating loss                                    (42,930)               (492)            (52,796)             (4,019)
Interest expense, net                                    1,502               2,827               6,340              12,198
Dividends on Company-obligated, mandatorily
   redeemable convertible preferred
   securities of subsidiary DT Capital
   Trust holding solely convertible junior
   subordinated debentures of the Company                  401                 401               1,604               4,834
                                                  ------------        ------------        ------------        ------------

Loss before provision
   (benefit) for income taxes                          (44,833)             (3,720)            (60,740)            (21,051)
Provision (benefit) for income taxes                     9,933                 239               4,857              (3,900)
                                                  ------------        ------------        ------------        ------------

Net loss                                               (54,766)             (3,959)            (65,597)            (17,151)
Gain on conversion of preferred
   Securities, net of taxes                                                 16,587                  --              16,587
                                                  ------------        ------------        ------------        ------------

Income (loss) available to common
   stockholders                                   $    (54,766)       $     12,628        $    (65,597)       $       (564)
                                                  ============        ============        ============        ============

Income (loss) available to common
   stockholders per common share:
     Basic                                        $      (2.32)       $       1.08        $      (2.77)       $      (0.05)
     Diluted                                      $      (2.32)       $       0.89        $      (2.77)       $      (0.05)

Weighted average common shares outstanding:
     Basic                                          23,652,932          11,740,402          23,650,439          10,733,249
     Diluted                                        23,652,932          14,248,047          23,650,439          10,750,743


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SEGMENT INFORMATION
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

   Net sales for the Company's reportable segments consisted of the following:


                                   Three months ended                Twelve months ended
                               ---------------------------       ---------------------------
                                June 29,         June 30,         June 29,         June 30,
                                  2003             2002             2003            2002
                               ----------       ----------       ----------       ----------
Net sales
   Material Processing         $   18,362       $   22,139       $   82,532       $   95,370
   Precision Assembly               5,293           21,771           36,915           69,699
   Packaging Systems                8,561           11,628           34,446           41,080
   Assembly & Test                 21,584           21,679           87,173          119,335
   Divested businesses                 --               --               --              792
                               ----------       ----------       ----------       ----------
      Consolidated total       $   53,800       $   77,217       $  241,066       $  326,276
                               ----------       ----------       ----------       ----------

The reconciliation of segment operating income (loss) to consolidated loss before income taxes consisted of the following. The adjustments in fiscal year and fourth quarter 2002 reported in the press release are reflected in the operating loss of the Assembly & Test segment.

                                                            Three months ended                    Twelve months ended
                                                       ------------------------------        ------------------------------
                                                                            Adjusted                             Adjusted
                                                        June 29,            June 30,           June 29,           June 30,
                                                          2003                2002               2003               2002
                                                       -----------        -----------        -----------        -----------
Material Processing                                    $     1,539        $     2,956        $     5,228        $     8,693
Precision Assembly (1)                                     (33,292)             2,521            (38,852)             3,756
Packaging Systems (2)                                       (7,968)               (20)            (7,037)            (3,711)
Assembly & Test                                               (502)            (2,676)            (3,015)            (6,590)
                                                       -----------        -----------        -----------        -----------
   Operating income (loss)
      for reportable segments                              (40,223)             2,781            (43,676)             2,148
Operating loss for divested
   businesses                                                   --                670                 --                565
Corporate                                                   (2,707)            (3,943)            (9,120)            (6,732)
Interest expense, net                                       (1,502)            (2,827)            (6,340)           (12,198)
Dividends on Company- obligated, mandatorily
   redeemable convertible preferred securities
   of subsidiary DT Capital Trust holding solely
   convertible junior subordinated debentures
   of the Company                                             (401)              (401)            (1,604)            (4,834)
                                                       -----------        -----------        -----------        -----------
      Consolidated loss before
         income taxes                                  $   (44,833)       $    (3,720)       $   (60,740)       $   (21,051)
                                                       ===========        ===========        ===========        ===========

The Company sold substantially all of the assets of the remaining division in the Divested Businesses category in October 2001.

(1) Includes $30,890 of asset impairment recorded in the fourth quarter of 2003.

(2) Includes $8,990 of asset impairment recorded in the fourth quarter of 2003.


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DT INDUSTRIES INC.
ADD 7

SUPPLEMENTAL CONSOLIDATED STATEMENT OF OPERATIONS
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------



                                                              THREE MONTHS ENDED                     TWELVE MONTHS ENDED
                                                     ---------------------------------       ---------------------------------
                                                                         AS PREVIOUSLY                           AS PREVIOUSLY
                                                        ADJUSTED            REPORTED           ADJUSTED            REPORTED
                                                     JUNE 30, 2002       JUNE 30, 2002       JUNE 30, 2002       JUNE 30, 2002
                                                     -------------       -------------       -------------       -------------
Net sales                                            $     77,217        $     77,217        $    326,276        $    326,276
Cost of sales                                              60,732              60,732             261,011             261,011
                                                     ------------        ------------        ------------        ------------
     Gross profit                                          16,485              16,485              65,265              65,265
Selling, general and administrative
   expenses                                                13,325              13,325              55,603              55,603
Restructuring charge                                        2,524                 303              12,553              10,332
Net loss on the sale of assets                              1,128               1,128               1,128               1,128
                                                     ------------        ------------        ------------        ------------

     Operating income (loss)                                 (492)              1,729              (4,019)             (1,798)
Interest expense, net                                       2,827               2,827              12,198              12,198
Dividends on Company-obligated, mandatorily
   redeemable convertible preferred securities
   of subsidiary DT Capital Trust holding
   solely convertible junior subordinated
   debentures of the Company                                  401                 401               4,834               4,834
                                                     ------------        ------------        ------------        ------------
Loss before provision
   (benefit) for income taxes                              (3,720)             (1,499)            (21,051)            (18,830)
Provision (benefit) for income taxes                          239                 239              (3,900)             (3,900)
                                                     ------------        ------------        ------------        ------------
Net loss                                                   (3,959)             (1,738)            (17,151)            (14,930)
Gain on conversion of preferred
   Securities, net of taxes                                16,587              16,587              16,587              16,587
                                                     ------------        ------------        ------------        ------------
Income (loss) available to common
   stockholders                                      $     12,628        $     14,849        $       (564)       $      1,657
                                                     ============        ============        ============        ============
Income (loss) available to common
   stockholders per common share:
     Basic                                           $       1.08        $       1.26        ($      0.05)       $       0.15
     Diluted                                         $       0.89        $       1.04        ($      0.05)       $       0.15
Weighted average common shares outstanding:
     Basic                                             11,740,402          11,740,402          10,733,249          10,733,249
     Diluted                                           14,248,047          14,248,047          10,750,743          10,750,743

Note: The adjustment to the previously reported Consolidated Statement of Operations for the three and twelve months ended June 30, 2002 reflects a $2,221 increase in the restructuring charge primarily for the pension plan curtailment cost.

                                      ###